UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 12, 2011

Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001- 34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road	08550
Princeton Junction, New Jersey	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On April 12, 2011, Mistras Group, Inc. (the “Company,” “we” or “us”) issued a press release announcing the financial results for the quarter ended February 28, 2011, the third quarter of its fiscal year 2011.  A copy of the press release is attached as Exhibit 99.1 to this report.

Disclosure of Non-GAAP Financial Measures

Adjusted EBITDA

In the press release attached, the Company uses the term “Adjusted EBITDA,” which is not a measurement of financial performance under U.S. generally accepted accounting principles (“GAAP”).  “Adjusted EBITDA” is defined as net income plus: interest expense, provision for income taxes, depreciation and amortization, stock-based compensation expense, and, as applicable, certain acquisition related costs and certain one-time and generally non-recurring items (which items are described in the reconciliation table included in the press release).

Our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations.  Adjusted EBITDA is also used as a performance evaluation metric off which to base executive and employee incentive compensation programs.

We believe investors and other users of our financial statements benefit from the presentation of adjusted EBITDA in evaluating our operating performance because it provides an additional tool to compare our operating performance on a consistent basis and measure underlying trends and results in our business.  Adjusted EBITDA removes the impact of certain items that management believes do not directly reflect our core operations. For instance, Adjusted EBITDA generally excludes interest expense, taxes and depreciation and amortization, each of which can vary substantially from company to company depending upon accounting methods and the book value and age of assets, capital structure, capital investment cycles and the method by which assets were acquired.  It also eliminates stock-based compensation, which is generally a non-cash expense and is excluded by management when evaluating the underlying performance of our business operations.

While adjusted EBITDA is a term and financial measurement commonly used by investors and securities analysts, it has limitations. As a non-GAAP measurement, adjusted EBITDA has no standard meaning and, therefore, may not be comparable with similar measurements for other companies.  Adjusted EBITDA is generally limited as an analytical tool because it excludes charges and expenses we do incur as part of our operations. For example, adjusted EBITDA excludes taxes, but we generally incur significant U.S. federal, state and foreign income taxes each year and the provision for income taxes is a necessary cost.  Adjusted EBITDA should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP.

Free Cash Flow

During our webcast conference call scheduled for April 13, 2011 to discuss the results for our third quarter of fiscal 2011, which ended February 28, 2011, we may discuss the financial measurement “free cash flow.”

The term “free cash flow” is not a measurement of financial performance under GAAP.  “Free cash flow” is defined as net cash provided by operating activities, less purchases of property, plant and equipment (but excluding purchases related to real estate and buildings).  Our management uses free cash flow as a measure of cash generated by operations of the business.  The following is a reconciliation of free cash flow to a GAAP measurement.

Unaudited Reconciliation of Net Cash Provided By
Operating Activities to Free Cash Flow
(In Thousands)

	For the nine months ended February 28,
	2011		2010
Net cash provided by operating activities		$21,365		$12,351
Less
Purchases of property, plant and equipment	9,729		6,714
Minus real estate related capital expenditures	(2,299)		—
Net non-real estate capital expenditures		(7,430)		(6,714)
Free cash flow		$13,935		$5,637

We believe investors and other users of our financial statements benefit from the presentation of free cash flow in evaluating our operating performance because it provides an additional tool to compare cash generated by our operations on a consistent basis and measure underlying trends and results in our business.  This measure also takes into account cash used to purchase fixed assets needed for business operations which are not expensed and which are expenditures we expect to make in a continuing basis.  We do not include real estate capital expenditures in determining free cash flow because we view our current real estate capital expenditures as an unusual expenditure which we do not anticipate to be recurring upon the completion of our new facility near Houston, Texas, expected to be completed in the first quarter of fiscal 2012.

While free cash flow is a term and financial measurement commonly used by investors and securities analysts, it has limitations.  As a non-GAAP measurement, free cash flow has no standard meaning and, therefore, may not be comparable with similar measurements for other companies.  Free cash flow is generally limited as an analytical tool because it excludes cash uses which are included in a GAAP cash flow statement.  Accordingly, free cash flow should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP.

Item 9.01.  Financial Statement and Exhibits

(d)  Exhibits

99.1	Press release issued by Mistras Group, Inc. dated April 12, 2011.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.
Date: April 12, 2011	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Executive Vice President, General Counsel and Secretary

Exhibit No.	Description
99.1	Press release issued by Mistras Group, Inc. dated April 12, 2011.